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                                 EXHIBIT 4.5

A _____                                                 ____________ Shares

          INCORPORATED UNDER THE LAWS OF THE STATE OF MICHIGAN

                              SPARTAN STORES, INC.
                            Grand Rapids, Michigan

                             CLASS A COMMON STOCK

   This is to Certify that ________________________________ is the owner of
_____________________________________ fully paid and non-assessable shares of the Class A Common Stock of the par value of Two Dollars ($2) each of

[SPARTAN STORES,                  SPARTAN STORES, INC.
INC. LOGO]        (hereinafter called the "Corporation"), transferrable only by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

                     This certificate and the shares represented hereby are
                  issued and shall be subject to all provisions of the Articles of Incorporation and Bylaws of this Corporation, and all amendments thereto, and to the provisions of the reverse side of this certificate, to all of which the holder by acceptance hereof assents.

                  WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

                  Dated:


                  __________________________     _____________________________
                                   Secretary                         President















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The following is a statement of the rights, privileges, preferences, and voting powers, and restrictions or qualifications of all classes of stock:

     The Corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences, and limitations of the shares of each class of shares authorized to be issued by the Corporation, and if the Corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences, and limitations of each series so far as the same have been prescribed, and the authority of the board of directors of the Corporation to designate and prescribe the relative rights, preferences, and limitations of other series.

     No sale, gift, or other transfer by a shareholder of any shares of the Corporation's capital stock, or any transfer of any such shares by operation of law shall be permitted by, or be effective with respect to, the Corporation if the transferee would be at the time of the transfer any person other than a Customer who continues to purchase from the Corporation grocery and other related products or an Approved Holder, as such terms are defined in the bylaws.

     The Corporation shall have a continuing security interest in any shares of the Corporation's capital stock and the proceeds thereof held by any shareholder for any existing or future indebtedness or other obligation due the Corporation at any time by such shareholder, and no sale or transfer, and no sale or transfer of such stock or certificate may be made until such indebtedness or obligation has been satisfied. No sale, gift or other transfer of stock of the Corporation shall be effective until recorded on the stock transfer books of the Corporation. Any transfer made other than in accordance with the provisions of the bylaws and such procedures as the board of directors may establish from time to time shall vest no title in the stock to the transferee or give the transferee any right to participate as a shareholder of the Corporation.

     A shareholder proposing to effect a transfer of the shareholder's stock must notify the Corporation in writing of the proposed transfer, the proposed terms and conditions thereof, and the identity of the person to receive an interest in the shares. The Corporation shall have the option to purchase any shares which a shareholder proposes to sell, give, or otherwise transfer or which are to be transferred by operation of law, exercisable for 60 days following the Corporation's receipt of notice of the transfer, as provided in the bylaws.

     The Corporation has the option at any time to redeem any shares of its capital stock not held by an eligible shareholder, as provided in the bylaws.






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FOR VALUE RECEIVED, ___________________________________________ hereby sells, assigns, and transfers unto _________________________________________________
_____________________________________________________________________________
Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint ______________________________________________________
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

                                            Dated _____________________, 19__

                                            _________________________________
In Presence of                                         Signature

___________________________________________________

  NOTICE:  The signature of this assignment must correspond with the name as written upon the face of this certificate, in every particular, without alteration or enlargement, or any change whatever.